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                                                                      Exhibit 23


                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-20453) pertaining to the Homegate Hospitality, Inc. 1996 Long-Term Incentive Plan of our report dated February 20, 1997, with respect to the financial statements and schedule of Homegate Hospitality, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1996.


                                                Ernst & Young LLP


Dallas, Texas
March 27, 1997